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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT made the 1st day of April 1995, by and between Hudson Chartered Bancorp, Inc., a company, organized and existing under and by virtue of the laws of the State of New York with principal offices located at Route 55, LaGrangeville, New York 12540, hereinafter (the "Company") and Paul A. Maisch, residing at 7 Lorene Drive, LaGrangeville, New York 12540, hereinafter ("Maisch").

     WHEREAS, Maisch is now employed by the Company as its Chief Financial Officer and is considered an Executive Officer as defined by the United States Code and regulations promulgated by the Federal Reserve Board of the United States of America, and

     WHEREAS, the Board of Directors of the Company has adopted several personnel policies relating to Officers employed by the Company, and

     WHEREAS, the parties desire to enter into an agreement to incorporate these personnel policies as well as to set forth their agreement with respect to other issues relating to the employment of Maisch as Chief Financial Officer of the Company.

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, it is agreed by and between the parties as follows:

     1.  Employment:  The Company employs and engages Maisch as its Chief
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Financial Officer and Maisch accepts and agrees to employment, subject to the general supervision of the Chairman and Chief Executive Officer and pursuant to the orders, advice, and direction of the Board of Directors of the Company. Maisch shall perform such other duties as customarily performed by one holding such a position in the business of banking.

     2.  Term of Employment:  The term of this Agreement shall be a period of
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two (2) years, commencing April 1, 1995, and terminating March 31, 1997, subject, however, to prior termination as hereinafter provided. At the expiration of March 31, 1997, and at subsequent expiration dates, this Agreement shall be considered automatically renewed for successive periods of one (1) year, provided neither party submits a written notice of termination not later than thirty (30) days prior to the expiration date.

     3.  Compensation:  The Company shall pay Maisch, and Maisch shall accept
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from the Company in full payment for his services as Chief Financial Officer, base compensation at the rate of ONE HUNDRED FIVE THOUSAND ($105,000) DOLLARS payable at the rate of FOUR THOUSAND THIRTY-EIGHT DOLLARS AND FORTY-SIX CENTS ($4,038.46) per pay period while this Agreement shall be in force ("Base Compensation"). Maisch will also be appointed as a Senior Vice President of the First National Bank of the Hudson Valley (the "Bank"). Additionally, Maisch will be a member of the Senior Management Committee of the First National Bank of the Hudson Valley. Maisch's compensation shall be periodically reviewed in accordance with the Company's normal compensation review program.

     4.  Benefits:  Maisch shall participate in all generally available
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employee benefit plans and programs for Senior Officers of the Company and the
Bank of every nature and shall, in fact, be entitled to participate in and be a member of all such benefit plans and, where such plans are "proportionate to compensation" plans, in proportion to his compensation hereunder. Benefit plans shall include, but not be limited to group life, disability, hospitalization and major medical insurance coverages, stock options, stock purchase or bonus plans, retirement programs, profit sharing arrangements and other incentive compensation plans. Maisch's eligible dependents shall also be covered under any such plans and benefit programs to the extent that dependents of other employees are similarly provided for.

     Maisch shall be provided with a company automobile under arrangements at least equivalent to those currently in effect with respect to other Bank Senior Vice Presidents.

     Maisch is authorized to incur reasonable expenses for promoting the business of the Bank and the Company. Upon submission of proper documentation, the Bank shall reimburse him for all expenses including entertainment, travel, and miscellaneous other expenses reasonably incurred in promoting the business of the Bank and the Company and in performing his duties as an Officer of the Bank and the Company.

     5.  Performance of Duties:  Maisch agrees that he will at all times
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faithfully, industriously, and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him pursuant to the express terms herein and to the reasonable satisfaction of the Company. Such duties shall be rendered at Route 55, LaGrangeville, New York, and at such other place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Bank shall require or make advisable.

     6.  Termination:  This Agreement may be terminated by either party on
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thirty (30) days written notice to the other.  If the Company terminates this
Agreement for any reason other than willful misconduct, gross negligence, or illegal behavior, Maisch shall be entitled to compensation equaling twelve (12) months of one hundred (100%) percent of his Base Compensation received by him at such time; and payment for all accrued sick days and vacation days not used by Maisch as of the date of termination to be paid on a per diem rate of compensation for such days. This payment shall be a lump-sum to Maisch no later than ten (10) days from the effective date of his termination.

     In addition, the Company shall provide and continue to provide for twelve
(12) months after termination such insurance benefits (including medical and life insurance) as the Company generally provides for any group or class of employee of which the employee would have been a member if his employment had continued on the same terms and conditions generally applicable to participants.

     In addition to providing severance pay and benefits, as described above, the Company will also provide out-placement services, at the Company's expense.

     In the event the Company elects not to renew this contract upon any expiration date in accordance with Paragraph 2, but does not elect to terminate Maisch's employment, Maisch may elect, by written notice not later than thirty
(30) days following expiration of this contract, to terminate his employment.

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Upon the effective date of his termination, Maisch shall be entitled to receive payment equal to six (6) months of one hundred (100%) percent of his then current Base Compensation plus payment for his accrued sick days and vacation days not used as of the date of termination (to be paid on a per diem rate of compensation for such days.)

     If Maisch shall terminate this Agreement other than as indicated immediately above, he shall be entitled to payment for his accrued sick days and vacation days not used as of the date of termination to be paid on a per diem rate of compensation for such days. Maisch shall not be entitled to payment for sick or vacation days if he fails to provide thirty (30) days notice to the Company.

     7.  Option in the Event of Merger or Sale:  In the event that the Company
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shall cease to operate as an "independent" Company or part of an "independent"
banking group, whether by sale merger, or otherwise, and Maisch is not appointed Chief Financial Officer of the successor company, then and in that event Maisch shall have the option to terminate this Agreement immediately or to elect to continue employment. In the event Maisch elects to terminate this Agreement, he shall be entitled to receive payment equal to the remaining Base Compensation at the rate then in effect for the period until the then expiration date of the Agreement (but not less than twelve (12) months of Base Compensation) either in a lump-sum payment payable not later than thirty (30) days from the effective date of termination or monthly payments over the remaining period until the then expiration date of the Agreement. Maisch shall also be entitled to participate in all benefit plans until the then expiration date of the Agreement on the same terms and conditions generally applicable to participants.

     8.  Contract Terms to be Exclusive:  This written Agreement contains the
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entire agreement between the parties and supersedes any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied on his or her own judgement in entering into the same. The parties hereto further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealing with the other.

     9.  Waiver or Modification Ineffective Unless in Writing:  It is further
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agreed that no waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and that no evidence of any waiver or modification shall be offered or received in evidence in any proceedings, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth. Notwithstanding anything to the contrary contained in this Agreement, in the event that this Agreement is renewed as provided herein, the approval of a new rate of compensation and other benefits for Maisch as established by the Board of Directors of the Company shall be

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considered to be an amendment to this Agreement, but that all other terms and provisions of this Agreement shall govern in all respects in subsequent years.

     10.  Contract Governed by Law of State of New York:  The parties hereto
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agree that it is their intention and covenant that this Agreement and performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the Sate of New York and that any action, special proceedings, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     11.  Survivorship of Benefits:  This Agreement shall be binding on and
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inure to the benefit of the respective parties hereto and their executors, administrators, heirs, successors, assigns, and personal representatives.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                 HUDSON CHARTERED BANCORP, INC.


                                 By: /s/ T. Jefferson Cunningham
                                     ----------------------------
                                         T. Jefferson Cunningham


                                    /s/ Paul A. Maisch
                                    -----------------------------
                                        Paul A. Maisch

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STATE OF NEW YORK
COUNTY OF DUTCHESS


     On this 29th day of June, 1995, before me, personally came T. Jefferson Cunningham III to me known, who being by me, duly sworn, did depose and say that he resides at East Fishkill, New York; that he is the Chairman and CEO of Hudson Chartered Bancorp, Inc., the corporation described in and which execute the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                  /s/ Eunice D. Landry
                                  ------------------------------
                                      Notary Public


STATE OF NEW YORK
COUNTY OF DUTCHESS


     On this 29th day of June, 1995, before me, the subscriber, personally appeared PAUL A. MAISCH, to me personally known and known to me to be the same person described in and who executed the within instrument and he acknowledged to me that he executed the same.


                                  /s/ Eunice D. Landry
                                 -------------------------------
                                      Notary Public

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